UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 15, 2018

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Avenue, Suite 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(501) 205-8508

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 15, 2018, Inuvo, Inc. (the “Company”) closed its previously announced underwritten public offering of 2,860,000 shares of common stock at a public offering price of $0.70 per share. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, was approximately $1.8 million. Roth Capital Partners acted as the sole underwriter.

A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Exhibit 99.1 contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: May 15, 2018	By: /s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
99.1	Press release dated May 15, 2018